STAMPS.COM INC.
2018 METAPACK EQUITY INDUCEMENT PLAN
FORM OF AWARD AGREEMENT
UK CSOP

<first_name> <last_name> ("you")

The definitions used in this Award Agreement shall have the same meanings as set out in the Plan and Schedule 1 to the Plan unless otherwise specified below.
You have been granted a CSOP Option to purchase Shares under the Plan, as follows:

Award ID:                        <award_id>

Date of Grant:                        <award_date>

Vesting Commencement Date:              <vest_start_date>

Type of Option:                        UK CSOP

Exercise Price Per Share:                  <award_price>

Total Number and Description of Option Shares:      <shares_awarded>

Definition:
"Employer" means such member of the Group as is your employer or, if you have ceased to be employed within the Group, was your employer or such other member of the Group, or other person as, under the PAYE Regulations or, as the case may be, the N.I. Regulations, or any other statutory or regulatory enactment is obliged to account for any Option Tax Liability.

Vesting Schedule:
      Except as set forth below, and subject to the Committee's discretion to accelerate the vesting schedule hereunder, this CSOP Option shall vest and become exercisable to that extent, in whole or in part, in accordance with the following schedule:

<vesting_schedule>

Term/Expiration Date:
This CSOP Option shall expire no later than (10) years after the Date of Grant. In the event of your Termination of Service: (a) as a result of your death or Disability, this CSOP Option shall expire twelve (12) months after such death or six (6) months after such Disability; (b) by the Company for Cause, this CSOP Option shall expire immediately after the Company's notice or advice of such Termination of Service is dispatched to you; (c) by reason of injury, redundancy (within the meaning of the Employment Rights Act 1996), retirement, a relevant transfer within the meaning of the Transfer of Undertakings (Protection of Employment) Regulations 2006, or where your office or employment is as a director or employee of a Constituent Company, that Constituent Company ceasing to be controlled by the Company, this CSOP Option shall expire ninety (90) calendar days after such Termination of Service; or (d) for any other reason other than those mentioned in (a) – (c) inclusive, this CSOP Option shall expire ninety (90) calendar days after such Termination of Service. Upon your Termination of Service, this CSOP Option shall be exercisable until the expiration thereof and to the extent it was vested and exercisable on the date of such Termination of Service.

Change of Control:	In the event of a Change of Control or other corporate event, you will be notified of the impact upon your CSOP Option.

Restrictions:	The Option Shares are not subject to any Restrictions.

Method of Exercise:
This CSOP Option shall be exercised through the Company's stock option administrator in accordance with Schedule 1 to the Plan and pursuant to the policies established by the Committee (not inconsistent with Schedule 1 to the Plan) from time to time.

Transferability:
During your lifetime, only you may exercise this CSOP Option. This CSOP Option is not transferrable than by will or by the laws of descent and distribution. Any purported sale, pledge, assignment, hypothecation, transfer or disposal of or dealing with this CSOP Option shall cause it to lapse and cease to be exercisable.

Rights as Stockholder:
You shall have the rights of a stockholder with respect to the shares of Common Stock subject to this CSOP Option only as to those shares acquired upon exercise of this CSOP Option, and not as to any shares covered by any unexercised portion of this CSOP Option.

No Obligation to Continue Service:
The Company is not obligated by or as a result of the Plan or this Award Agreement to continue your service with the Company, and neither the Plan nor this Award Agreement shall interfere in any way with the right of the Company to terminate your service with the Company at any time.

Compliance with Securities Laws:
You agree for yourself, your legal representatives and estate, or other persons who acquire the right to exercise this CSOP Option, that shares of Common Stock will be purchased in the exercise of this CSOP Option for investment purposes only and not with a view to their distribution (as that term is used in the Securities Act of 1933, as amended) unless in the opinion of counsel to the Company such distribution is in compliance with or exempt from the registration and other requirements of that Act, and that such exercise will otherwise be made in compliance with such Act and with any applicable "blue sky" or applicable foreign laws.

Tax Indemnity:
You hereby agree to indemnify the Company and your Employer, and acknowledge that it is a condition of exercise of this CSOP Option that you indemnify the Company and your Employer, in respect of any Option Tax Liability. You hereby agree with, and undertake to, the Company and your Employer that your Employer may recover the whole of any Employer's NICs from you. You understand and agree that, if an Option Tax Liability arises on any occasion then, unless either:-

(a)	your Employer is able to withhold the amount of the Option Tax Liability from payment of your remuneration as referred to in paragraph 12 of Schedule 1 to the Plan;

(b)
you have indicated (either in the notice of exercise or in another manner as the Company may specify) that you will pay to the Company an amount equal to the Option Tax Liability and you do in fact, within 14 days of being notified by the Company of the amount of the Option Tax Liability, make the payment to the Company; or

(c)
you have authorised (either in the notice of exercise or in another manner agreed with the Company) the Company to sell as agent for you (at the best price which can reasonably be obtained at the time of sale) such number of the shares of Stock acquired on the exercise of this CSOP Option as is necessary to enable the Company to procure payment to your Employer out of the net proceeds of sale of the shares of Stock (after deducting fees, commissions and expenses incurred in relation to the sale) an amount sufficient to satisfy the indemnity, the Company shall be entitled to sell such number of the shares of Stock acquired on the exercise of this CSOP Option as is necessary to enable the Company to pay your Employer out of the proceeds of sale of the shares of Stock (after deducting fees, commissions and expenses incurred in relation to the sale) an amount sufficient to satisfy your indemnity provided above.

Restricted Securities:
You hereby agree that, if and when you are requested to do so, you shall enter into a joint election with your Employer as mentioned in section 431 of ITEPA for the full or partial disapplication of Chapter 2 (restricted securities) of Part 7 of ITEPA in the form set out in the Appendix to this Award Agreement or such other form as the Board may specify from time to time.

Insider Trading Policy:
You must at all times comply with the Company's Insider Trading Policy and all policy-related restrictions, including in connection with the exercise of this CSOP Option. If you have any questions concerning the Insider Trading Policy, please contact the Company's Legal Department.

Governing Law:
This Award Agreement and this CSOP Option shall be governed by and construed in accordance with the laws of England, except that any matters relating to the internal governance of the Company shall be governed by the laws of the state of Delaware.

By your acceptance of this Award Agreement, you and the Company agree that this CSOP Option is granted under and governed by the terms and conditions set forth herein and in the Plan and Schedule 1 to the Plan, which is made a part of this Award Agreement. In the event of any discrepancy or inconsistency between this Award Agreement and the Plan (including Schedule 1), the terms and conditions of Schedule 1 of the Plan shall control.

APPENDIX
Joint Election under s431 ITEPA 2003 for full or partial disapplication of Chapter 2 Income Tax (Earnings and Pensions) Act 2003

One Part Election

1.	Between

the Employee                         _________________
whose National Insurance Number is         _________________
and
the Company (who is the Employee's employer)     _________________
of Company Registration Number            _________________

2.	Purpose of Election

This joint election is made pursuant to section 431(1) or 431(2) Income Tax (Earnings and Pensions) Act 2003 (ITEPA) and applies where employment-related securities, which are restricted securities by reason of section 423 ITEPA, are acquired.

The effect of an election under section 431(1) is that, for the relevant Income Tax and NIC purposes, the employment-related securities and their market value will be treated as if they were not restricted securities and that sections 425 to 430 ITEPA do not apply. An election under section 431(2) will ignore one or more of the restrictions in computing the charge on acquisition. Additional Income Tax will be payable (with PAYE and NIC where the securities are Readily Convertible Assets).

Should the value of the securities fall following the acquisition, it is possible that Income Tax/NIC that would have arisen because of any future chargeable event (in the absence of an election) would have been less than the Income Tax/NIC due by reason of this election. Should this be the case, there is no Income Tax/NIC relief available under Part 7 of ITEPA 2003; nor is it available if the securities acquired are subsequently transferred, forfeited or revert to the original owner.

3.	Application

This joint election is made not later than 14 days after the date of acquisition of the securities by the employee and applies to:

Number of securities                    _________________
Description of securities                Shares of common stock in Stamps.com Inc.
Name of issuer of securities                Stamps.com Inc.
*    acquired by the Employee on             _________________
*    to be acquired by the Employee between _________________and _________________

*	to be acquired by the Employee after _________________ under the terms of the Stamps.com Inc 2018 Metapack Equity Inducement Plan
(*choose one)

4.	Extent of Application

This election disapplies (* delete as appropriate):

*    S.431(1) ITEPA: All restrictions attaching to the securities, or

*	S431(2) ITEPA: The following specified restriction : _________________

5.	Declaration

This election will become irrevocable upon the later of its signing or the acquisition (* and each subsequent acquisition) of employment-related securities to which this election applies.
(* delete as appropriate)

In signing this joint election, we agree to be bound by its terms as stated above.

……………………………………….. …./…./……….
Signature (Employee) Date

………………………………………. …./…../………
Signature (for and on behalf of the Company) Date

………………………….………………
Position in company

Note:    Where the election is in respect of multiple acquisitions, prior to the date of any subsequent acquisition of a security it may be revoked by agreement between the employee and employer in respect of that and any later acquisition.